UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2004

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)		80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [__]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [__]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [__]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [__]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.01 Other Events.

The company's Chief Executive Officer, Thomas T. Edman, has established a stock trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Under the terms of the plan, Mr. Edman will sell an aggregate of 14,545 shares of Applied Films common stock during 2004, 2005, and 2006 calendar years. The plan would be accomplished by the exercise of stock options currently held by Mr. Edman which expire in 2007 and the subsequent sale of the shares underlying those options. Over the course of his employment, Mr. Edman has been granted 178,900 options, and will be eligible for future grants during the remainder of his tenure as CEO. He also holds 12,791 shares that he has acquired through the company's Employee Stock Purchase Plan, and in open market purchases. To date, Mr. Edman has not exercised any of his options nor sold any Applied Films shares.

Mr. Edman has informed the company that the purpose of this plan is to allow for the orderly exercise and sale of a limited number of his option holdings in the company for estate and retirement planning as well as funding the cost of his children's education. He also informed the company that for tax planning purposes, he needs to exercise these options in an orderly fashion prior to their 2007 expiration dates and that he intends to continue to increase his equity stake in Applied Films over time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2004	APPLIED FILMS CORPORATION By /s/ Lawrence D. Firestone Lawrence D. Firestone Chief Financial Officer